SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:

[X]  Preliminary Information Statement      [ ]  Confidential, for use of the Commission only
[ ]  Definitive Information Statement            (as permitted by Rule 14c-5(d)(2)

                         PACIFIC RIM ENTERTAINMENT, INC.
                  --------------------------------------------
                  (Name of Registrant as Specified in Charter)


Payment of Filing Fee (Check the appropriate box):

/x/  No fee required.

/ /  Fee computed on table below per Exchange Act rules 14c-5(g) and 0-11.

         1) Title of each class of securities to which transaction applies:

         2) Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined)

         4) Proposed maximum aggregate value of transaction:

         5) Total fee paid:

         / / Fee paid previously with preliminary materials.

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 1-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

         2) Form, Schedule or Registration Statement No.:

         3) Filing Party:

         4) Date Filed:

                                PRELIMINARY COPY

                         PACIFIC RIM ENTERTAINMENT, INC.
                       1661 East Camelback Road, Suite 245
                             Phoenix, Arizona 85016

                      ------------------------------------

                              INFORMATION STATEMENT

                      ------------------------------------

     This Information Statement ("Statement") is furnished to holders of record of Common Stock, par value $.01 per share ("Common Stock"), of Pacific Rim Entertainment, Inc., a Delaware corporation, (hereinafter the "Company"), as of [February 10, 1998], pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Rule 14c-2 promulgated thereunder. The purpose of this Statement is to inform all stockholders of the approval by the Board of Directors of the Company, and by written consent of the holders of Common Stock entitled to cast at least a majority of the votes entitled to be cast by the holders of Common Stock and by all the holders of the Series B $3.00 Convertible Preferred Stock, of an amendment to the Company's Certificate of Incorporation (the "Amendment") pursuant to which the corporate name of the Company will change from "Pacific Rim Entertainment, Inc." to "Osage Systems Group, Inc." The complete text of the Amendment is set forth herein.

     The Company is not seeking consent, authorization or proxies of its stockholders to file the Amendment, as the consent of stockholders entitled to cast the requisite number of votes to approve the Amendment has been obtained pursuant to Section 228 of the Delaware General Corporation law ("Section 228"). The Amendment shall not become effective pursuant to the written consents so obtained until at least 20 days have elapsed from the date of this Statement being mailed (the "Effective Date"). This Statement also serves as notice to stockholders of an action taken by less than unanimous written consent as required by Section 228. Section 228 permits the Company to take the action approving the filing of the Amendment without a meeting of the stockholders if written consents are signed by holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Copies of this Statement are being mailed or given to stockholders entitled thereto on or about [February 12, 1998.] For additional information concerning the Company, reference is made to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1996, Quarterly Reports on Form 10-QSB for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997 and Current Report on Form 8-K dated December 22, 1997 (collectively, the "SEC Reports"). Copies of the SEC Reports will be provided to any stockholder upon written request to the Secretary of the Company at 1661 East Camelback Road, Suite 245, Phoenix, Arizona 85016. The Company's SEC Reports are not, however, to be considered part of this Statement or any soliciting material of the Company.

     As of the close of business on [February 10, 1998], the record date for determining stockholders entitled to consent to the Amendment and to receive this Statement, the Company had outstanding, 4,820,000 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

     Under Delaware law, stockholders are not entitled to dissenters rights with respect to the Amendment.

     THIS STATEMENT HAS BEEN PROVIDED FOR INFORMATIONAL PURPOSES ONLY. YOUR VOTE IS NOT REQUIRED TO APPROVE AND ADOPT THE AMENDMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Company is also providing notice to its stockholders of a change in the composition of the Board of Directors pursuant to Rule 14f-1 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 14f-1"). As of the Effective Date, the Board of Directors will consist of Mr. Jack R. Leadbeater, Mr. David S. Olson, Mr. Andrew P. Panzo, Mr. Steven B. Rosner and a newly-appointed director, Mr. Michael G. Glynn. Mr. Glynn is appointed to the Board of Directors pursuant to the exercise of certain rights granted to the holders of the Series B $3.00 Convertible Preferred Stock to elect a majority of the Board of Directors, and to vote as a class on all matters brought to a vote of stockholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT - Voting Rights of Series B Shares." Mr. Glynn was appointed by resolution of the Board of Directors adopted at a Special Meeting on December 31, 1997, subject to the notice to stockholders provided hereby pursuant to Rule 14f-1. See "BACKGROUND - Change in the Board of Directors."

     The date of this Information Statement is [February 12, 1998].

                                   BACKGROUND

Change in Control of the Company

     On December 22, 1997, Pacific Rim Entertainment, Inc. (the "Company") acquired Osage Computer Group, Inc. ("Osage") pursuant to the terms of a Merger Agreement dated November 5, 1997 (the "Merger Agreement"), in a transaction that resulted in a change in control of the Company. Upon the closing of the merger (the "Merger"), through a wholly-owned subsidiary, the Company acquired 100% of the outstanding capital stock of Osage in exchange for Merger consideration paid to the former stockholders of Osage (the "Osage Stockholders") consisting of:
(i) $500,000 in cash; (ii) 900,000 newly-issued shares of Common Stock (subject to upward adjustment in the event the trading price of the Company's Common Stock is below $2.00 per share during an eighteen (18) month period following the Merger); (iii) 200,000 newly-issued shares of Common Stock; (iv) $1.5 million of Series B $3.00 Convertible Preferred Stock (the "Series B Shares"), which are convertible into 500,000 shares of Common Stock (subject to adjustment in the event that certain performance criteria are not achieved subsequent to the Merger); and (v) options with a term of six years that permit the purchase of 800,000 shares of Common Stock, subject to an exercise price equal to the lower of: (a) $3.00 per share; or (b) the average of the closing bid and ask prices of shares of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market for the fifteen (15) trading days prior to the date upon which any segment of the options vests (the "Options"). The Options vest pursuant to certain performance criteria set forth in the Merger Agreement.

     Contemporaneous with the Merger, the Company completed a private placement offering to accredited investors (the "Offering") of $3,660,000, consisting of 122 shares of Series A $3.00 Convertible Preferred Stock (the "Series A Shares"). The net proceeds of the Offering were used by the Company to: (i) retire approximately $450,000 principal amount of bridge indebtedness; (ii) pay the $500,000 cash component of the Merger consideration to the Osage Stockholders; and (iii) finance the Company's strategic acquisition strategy. For a description of the material terms of the Merger and the Common Stock, Series B Shares and Options issued in connection therewith, reference is made to the Company's Current Report on Form 8-K dated December 22, 1997.

Change in the Board of Directors

     Upon the completion of the Merger, the existing officers of the Company tendered their resignation from office, and were replaced by the existing management of Osage. In addition, two of the directors of the Company tendered their resignation from office and were replaced by designees of the holders of the Series B Shares.

     Provided that the Company continues to achieve certain performance criteria identified hereafter, for a period of three years following the Merger, the holders of the Series B Shares, including Messrs. Leadbeater and Olson, are entitled to elect a majority of the Board of Directors, and to vote as a class on all matters brought to a vote of stockholders. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT - Voting Rights of Series B Shares." Accordingly, commencing with the completion of the Merger, the holders of the Series B Shares became entitled to appoint three designees to the Company's Board of Directors. The remaining two directors consist of a designee of the Company's Board of Directors prior to the Merger (the "Pacific Rim Designee") and an individual mutually selected by the Pacific Rim Designee and the designee of the holders of the Series B Shares. Upon the closing of the Merger, the Company's Board of Directors was reconstituted to consist of Messrs. Jack R. Leadbeater, David Olson, Andrew P. Panzo (designee of the Pacific Rim Designee and the holders of the Series B Shares) and Steven B. Rosner (the Pacific Rim Designee). As of December 31, 1997, Mr. Michael Glynn was appointed to the Board of Directors as a designee of the holders of the Series B Shares, subject to the notice to stockholders provided hereby pursuant to Rule 14f-1.

                      DIRECTORS AND OFFICERS OF THE COMPANY

     The following table sets forth certain information with respect to each of the executive officers and directors of the Company. Mr. Michael G. Glynn will commence his service as a director as of the Effective Date.

            Name               Age       Position
            ----               ---       --------
     Jack R. Leadbeater        43        Chairman of the Board and Chief
                                         Executive Officer

     David S. Olson            40        Director, Chief Operating Officer and
                                         President

     Michael G. Glynn          41        Executive Vice President

     Andrew P. Panzo           33        Director

     Steven B. Rosner          46        Director

     The following is a brief summary of the business experience of the foregoing directors and executive officers.

     Jack R. Leadbeater

     Mr. Leadbeater became Chairman and Chief Executive Officer of the Company upon the closing of the Merger with Osage on December 22, 1997. Mr. Leadbeater remains President and Director of Osage, positions he has held since 1993. From 1987 to 1993, Mr. Leadbeater served as President of a privately held computer systems integration company. Prior to 1987, Mr. Leadbeater was employed by MAI Canada Ltd., where his responsibilities included the sales and management of a regional office for this international manufacturer of mini-computers. Mr. Leadbeater is a graduate of the University of Manitoba, Canada with a Business/Commerce degree and a major in Marketing.

     David S. Olson

     Mr. Olson became Director, President and Chief Operating Officer of the Company upon the closing of the Merger with Osage on December 22, 1997. Mr. Olson remains a Director and Executive Vice-President/General Manager of Osage, positions he has held since 1993. From 1989 to 1993, Mr. Olson served as an Executive Vice-President of a privately held computer systems integration company. Prior to 1989, he was employed by Sun Microsystems Canada Ltd., where his responsibilities included sales as well as Sun Microsystems' overall market development in the petroleum exploration market. Prior to joining Sun Microsystems, Mr. Olson was an Account Manager at Digital Equipment, Canada where he sold information processing technology to major national accounts in the petroleum exploration market. Mr. Olson is a graduate of the University of Calgary, Canada with a Bachelor of Science degree and a major in Computer Science.

     Michael G. Glynn

     Mr. Glynn will commence his service as a director of the Company as of the Effective Date. Mr. Glynn became an Executive Vice-President of the Company upon the closing of the Merger of Osage on December 22, 1997. During 1997, Mr. Glynn served as Director of Sales for the Southwest region of United States for Compuware, a publicly-traded software manufacturer. From 1996 to 1997, Mr. Glynn served as Senior Vice President and Chief Operating Officer of Prologic Management Systems, a publicly-traded software development company. From 1993 to 1996, he was Director of Sales and International Business Development at Access Technologies (formerly Access Graphics, a division of Lockheed Martin), an aggregator of computer software and hardware. From 1991 to 1993, Mr. Glynn served on the Football staff at the University of Colorado. Mr. Glynn is a graduate from the University of Notre Dame with a Bachelor of Arts degree in the Program of Liberal Studies and Languages and a Master of Divinity degree. He is also continuing his graduate work at Northwestern University's JL Kellogg Graduate School of Management.

     Andrew P. Panzo

     Mr. Panzo became a Director of the Company during December 1997. Mr. Panzo is President of American Maple Leaf Financial Corporation in Philadelphia, Pennsylvania, an investment banking firm which specializes in emerging growth companies. He is also a director of The Eastwind Group, Inc., a public company. Mr. Panzo is a graduate of the University of Connecticut and has a masters degree in international business and finance from Temple University.

     Steven B. Rosner

     Mr. Rosner had been the President and a Director of the Company since January 1997. He resigned his position as an officer of the Company effective upon the Merger of Osage on December 22, 1997, however, remains a Director of the Company. Mr. Rosner is an officer and director of several privately held corporations and is the sole shareholder of SLD Capital Corporation, which specializes in providing consulting and investment banking services. Previously, from 1984 to 1996, Mr. Rosner served as President of Centaur Financial Corporation, an investment banking firm. Mr. Rosner is a graduate of Tulane University.

Directors' Compensation

     The Company currently has no policy with respect to the granting of fees to directors in connection with their service to the Company. However, the Company may reimburse directors for their cost of travel and lodging to attend meetings of the Board of Directors or committees thereof. In connection with their service as directors of the Company, each of Messrs. Steven B. Rosner, Bernard Buchwalter, Ike Suri and Richard Someck received 1,000 shares of Common Stock of the Company during the fiscal year ended December 31, 1997. Prior to or in connection with the closing of the Merger, Messrs. Buchwalter, Suri and Someck resigned as directors of the Company.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

=====================================================================================================
                                                                           Long-Term
                           Annual Compensation                            Compensation
-----------------------------------------------------------------------------------------------------

                                                    Fiscal Year
                                                       Ended
          Name and Principal Position               December 31      Salary ($)      Options/SARS (#)
-----------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
Jack R. Leadbeater                                     1997          $200,000(1)           -0-
Chairman of the Board and Chief Executive              1996              N/A               N/A
Officer                                                1995              N/A               N/A
-----------------------------------------------------------------------------------------------------
David S. Olson                                         1997          $200,000(2)           -0-
Director, Chief Operating Officer and President        1996              N/A               N/A
                                                       1995              N/A               N/A
-----------------------------------------------------------------------------------------------------
Michael G. Glynn                                       1997          $200,000(3)        100,000(4)
Director and Executive Vice President                  1996              N/A               N/A
                                                       1995              N/A               N/A
-----------------------------------------------------------------------------------------------------
Steven B. Rosner(5)                                    1997              -0-               -0-
Director, Former President and Secretary               1996              -0-               -0-
                                                       1995              -0-               -0-
=====================================================================================================

---------------
(1) In conjunction with the Merger, Mr. Leadbeater became Chairman and Chief Executive Officer of the Company as of December 22, 1997. He remains President and Director of Osage. Upon closing of the Merger, Mr. Leadbeater entered into an Employment Agreement with the Company. See "Employment Arrangements."
(2) In conjunction with the Merger, Mr. Olson became Director, President and Chief Operating Officer of the Company as of December 22, 1997. He remains a Director and Executive Vice President of Osage. Upon closing of the Merger, Mr. Olson entered into an Employment Agreement with the Company. See "Employment Arrangements."
(3) In conjunction with the Merger, Mr. Glynn became an Executive Vice President of the Company as of December 22, 1997. He will commence his service as a Director of the Company as of the Effective Date. Upon closing of the Merger, Mr. Glynn entered into an Employment Agreement with the Company. See "Employment Arrangements."
(4) Pursuant to the terms of his employment agreement, Mr. Glynn was granted options to purchase 100,000 shares of Common Stock. Such options have a term of six years commencing in December 1997 and an exercise price equal to the lower of: (i) $3.00 per share; or (ii) the average of the closing bid and ask prices of the Company's Common Stock on the principal exchange, automated quotation system or over-the-counter market for the 15 trading days prior to the date upon which the option, or portion thereof, vests. Provided that Mr. Glynn remains employed by the Company, the options will vest as follows: (i) 50% of the options once the Company's audited financial statements reflect annual earnings for the preceding year commencing December 31, 1998 of no less than $.20 per share; and (ii) 50% of the options vest once the Company's audited financial statements reflect annual earnings for the preceding year commencing December 31, 1998 of no less than $.30 per share, provided, however, that once the Company achieves audited earnings per share of $.30 all options shall vest.
(5) Mr. Rosner had been the President and a Director of the Company since January 1997. He resigned his position as an officer of the Company effective upon the Merger of Osage on December 22, 1997, however, he remains a Director of the Company. While the directors and executive officers of the Company received no annual compensation during the fiscal years ended December 31, 1997, 1996 and 1995, Mr. Rosner received $100,000 during the fiscal year ended December 31, 1997 in consideration for the provision of the Company's executive offices prior to the Merger, reimbursement of certain expenses on behalf of the Company and for consulting services by Mr. Rosner in connection with the financial and administrative reorganization of the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

Employment Arrangements

     Upon the closing of the Merger, the Company entered into employment agreements with each of Messrs. Leadbeater, Olson and Glynn which will provide each with an annual salary of $200,000. Each of Messrs. Leadbeater and Olson are employed for a term of three years, with successive year-to-year renewals in the event that neither they, nor the Company, elect to terminate the agreement after the initial term. Mr. Glynn is employed for an initial term of one year, with successive year-to-year renewals in the event that neither he nor the Company elects to terminate the agreement. The employment agreements of Messrs. Leadbeater, Olson and Glynn contain non-competition and non-solicitation provisions which survive their actual employment for a term of one year. Mr. Glynn has been granted 200,000 shares under his employment arrangement; 100,000 of which vest at the end of his first year of employment and the remainder of which vest at the end of his second year of employment. Mr. Glynn has also been granted options to purchase 100,000 shares of Common Stock of the Company. See "Summary Compensation Table."

Compliance with Section 16(a) of the Securities Exchange Act

     Based solely on its review of copies of forms filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, and written representations from certain reporting persons, the Company believes that during fiscal 1997 all reporting persons timely complied with all filing requirements applicable to them, except for certain reports which were subsequently filed with the Securities and Exchange Commission. These reports include: (i) a Form 3, and Forms 4 and 5 for Mr. Rosner; and (ii) a Form 3 and Forms 4 and 5 for each of Messrs. Bernard Buchwalter, Ike Suri and Richard Someck.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of [February 10, 1998] with respect to: (i) each person known by the Company to beneficially own 5% or more of the Company's outstanding Common Stock; (ii) each of the Company's directors; (iii) each of the Company's executive officers; and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, each person set forth below has sole voting and investment power on the shares reported.

                                             Number of Shares        Percentage
     Name                                       Owned(1)(2)          of Shares
     ----                                    ----------------        ----------
     Jack R. Leadbeater                         664,000(3)              13.2%
     1661 East Camelback Road, Suite 245
     Phoenix, AZ 85016

     David S. Olson                             664,000(3)              13.2%
     1661 East Camelback Road, Suite 245
     Phoenix, AZ 85016

     Michael G. Glynn                               -0-(4)                 0%
     1661 East Camelback Road, Suite 245
     Phoenix, AZ 85016

     Godwin Finance Ltd.                        350,000                 7.26%
     Whitehill House
     Newby Road Industrial Estate
     Newby Road
     Hazel Grove
     Stockport SK7 5DA
     England

     Steven B. Rosner                           884,542(5)             18.35%
     1220 Mirabeau Lane
     Gladwynne, PA 19035

     Synergy Group                              250,000                 5.18%
     4725 E. Sunrise Drive
     Suite 228
     Tucson, AZ 85718

     Andrew P. Panzo                                -0-                  -0-
     2 Penn Center Plaza
     Suite 605
     Philadelphia, PA 19102

     All officers and directors of the        2,212,542                42.26%
     Company as a group (5 persons)

---------------

(1) The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the

     Securities Exchange Act of 1934, and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. This table has been prepared based on 4,820,000 shares of Common Stock outstanding.
(2) Assumes the conversion into shares of Common Stock of the outstanding Series A Shares and the Series B Shares. Prior to conversion, the holders of the Series B Shares, including Messrs. Leadbeater and Olson, are entitled to elect a majority of the Board of Directors, and to vote as a class on all matters brought to a vote of stockholders for a period of three years following the closing of the Merger.
(3) Does not include options to purchase 332,000 shares of Common Stock to be issued as part of the purchase price in connection with the Merger, which have not vested.
(4) Mr. Glynn will commence his service as a director as of the Effective Date. Does not include 200,000 shares of Common Stock being held by the Company in escrow, which are subject to release at the rate of 100,000 shares on each of the first and second anniversary of the closing of the Merger; provided, that Mr. Glynn is an employee of the Company at the time such shares are released. Does not include options to purchase 100,000 shares of Common Stock which have not vested.
(5) Includes the direct ownership of 192,850 shares and the indirect ownership of 691,692 shares through Mr. Rosner's role as the sole general partner of two Delaware limited partnerships.

Voting Rights of Series B Shares

     The holders of Series B Shares are entitled to vote in the election of directors by casting as many votes in total as equates to the total number of shares that may be cast in the election of directors by the holders of Common Stock, plus one; provided that the holders of the Series B Shares may only elect a majority of the Board of Directors by voting for their own nominees. The holders of the Series B Shares will also be entitled to vote as a class on all matters brought to a vote of stockholders. The foregoing rights shall terminate upon the earlier of: (i) the first date upon which the Company no longer complies with certain performance criteria described below; or (ii) the third anniversary of the closing of the Merger Agreement. Upon termination of such rights, the holders of the Series B Shares shall have no voting rights and their consent shall not be required for the taking of any action except as required by law.

     For the purposes of preserving the rights of the holders of the Series B Shares relative to the election of directors and voting as a class on all matters brought before stockholders, the Company shall remain in compliance with the performance criteria so long as for the first three years following the closing of the Merger, its annual audited financial statements reflect earnings per share of $.05, $.10, and $.15, respectively. Failure to meet the performance criteria in any of the first three years after the closing of the Merger results in the termination of such rights.

Voting Trust

     Upon the closing of the Merger, certain historic stockholders of the Company placed in a voting trust (the "Voting Trust") 1.5 million shares of Common Stock with voting rights as to such shares vested in the holders of the Series B Shares, including Messrs. Leadbeater and Olson. The Voting Trust shall remain in effect until the earlier of: (i) the end of the 18th month following the Merger; or (ii) such earlier date when all of its shares have either been released to its beneficial owners or allocated in satisfaction of the purchase price in the Merger. During every three month period during the term of the Voting Trust in which no shares are issued in satisfaction of the purchase price, 250,000 shares may be released to such historic stockholders of the Company from the Voting Trust.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Employment Arrangements

     Upon closing of the Merger, the Company entered into certain employment agreements with Messrs. Leadbeater, Olson and Glynn. The terms of Mr. Glynn's employment agreement include the grant of options to purchase 100,000 shares of Common Stock which have not vested and the grant of 200,000 shares of Common Stock which have not vested. See "EXECUTIVE COMPENSATION - Employment Arrangements."

Consulting Services

     Mr. Rosner received $100,000 during the fiscal year ended December 31, 1997 in consideration for the provision of the Company's executive offices prior to the Merger, reimbursement of certain expenses on behalf of the Company and for consulting services by Mr. Rosner in connection with the financial and administrative reorganization of the Company.

                  AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     In order to amend the Company's Certificate of Incorporation to reflect the name change, the Board of Directors and the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote thereon, as well as the holders of a majority of the Series B Shares, must approve the Amendment herein described. The Board of Directors adopted resolution by unanimous written consent dated _______________ approving the Amendment. On [February 10, 1998], there were 4,820,000 shares of Common Stock outstanding. As of such date, the holders of ______ shares of Common Stock, representing approximately _____ of such shares, and all the holders of the Series B Shares approved the Amendment.

     The name of the Company is being changed to "Osage Systems Group, Inc." to reflect the assumption of the historic business of Osage Computer Group, Inc. by the Company upon the closing of the Merger.

     As of the Effective Date of the Certificate of Amendment to the Company's Certificate of Incorporation as filed with the Delaware Secretary of State, which shall be at least twenty days after the mailing of this information statement, the Company's Certificate of Incorporation will be amended to change the name of the Company to "Osage Systems Group, Inc."

Specific Amendment to Certificate of Incorporation

     The following paragraph reflects the specific amendment to the Amended and Restated Certificate of Incorporation as unanimously approved by the Board of Directors evidenced by a written consent action and approval of the requisite vote of the holders of the Company's Common Stock and the holders of the Series B Shares.

          RESOLVED, that, the Board of Directors having declared it advisable, Paragraph "First" of the Certificate of Incorporation is hereby amended to read in its entirety as follows:

          "Name. The name of the Corporation is OSAGE SYSTEMS GROUP, INC. (hereinafter referred to as the 'Corporation')."

Effective Date

     The Effective Date of the name change is on or about [March 5, 1998].

Financial Statements

     No financial statements are provided herein because the Amendment to the Certificate of Incorporation will have no effect on the relative rights of the holders of the stock of the Company and are therefore not material to such stockholders.

                              BY ORDER OF THE BOARD OF DIRECTORS,

                              /s/ Jack R. Leadbeater
                              -------------------------------------------------
                              Jack R. Leadbeater
                              Chairman of the Board and Chief Executive Officer